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                                                                   EXHIBIT 10.27


                                  CONFIDENTIAL

                              SEPARATION AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

                  This Separation Agreement and General Release of Claims ("Agreement") is entered into between Hercules Incorporated ("Employer"), and George MacKenzie ("Employee").

                  In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt of which hereby is acknowledged, the parties agree as follows:

1. SEPARATION DATE. Effective upon the close of business on June 30, 2001, Employee shall cease to be employed by Employer (the "Separation Date") and shall become a Pensioner (as that term is defined in the Hercules Retirement Pension Plan) effective July 1, 2001. Between now and the Separation Date and for 30 days following said Separation Date on an as needed" basis (at no additional charge to Employer), Employee shall assist in transitioning his duties and responsibilities, and perform such other duties and responsibilities as he may be assigned that are not inconsistent therewith.

2. SEVERANCE PAYMENT. Within twenty (20) days of receipt of this Agreement, executed by Employee, and provided Employee has not revoked this Agreement in accordance with paragraph 16 below, Employer shall pay to Employee severance in the amount of One Million Six Hundred Fifty Thousand dollars ($1,650,000.00), less all applicable withholdings and deductions. Employee expressly waives all rights to benefits under the Merger Severance Plan, Change in Control Agreement, Severance Plan, and under any and all other plans or agreements purporting to provide for severance payments.

3. SPECIAL PENSION BENEFITS. In addition to Employee's regular benefit entitlement under the Pension Plan of Hercules Incorporated, Employee will be granted a special pension benefit payable under the Hercules Employee Pension Restoration Plan of $13,172.59 per month effective July 1, 2001, such amount payable until age 55 after which the amount will be $11,312.43, subject to optional forms of payment elections pursuant to the Pension Plan of Hercules Incorporated. This benefit is derived by adding 5-1/2 years to Employee's current age and three years to Employee's current credited service, then using these additions to calculate Employee's pension entitlement pursuant to the Pension Plan of Hercules Incorporated and subtracting the benefit calculated not using these additions. The total lifetime benefit from all Plans will be $14,376.95 per month payable as a single life annuity.

         Additionally, Employee shall be entitled to a special pension benefit of $16,677 per year payable in monthly installments for a period commencing July 1, 2001 and ending June 30, 2011. This benefit is not subject to the 5l% lump sum payment option but is subject to the normal joint and survivor option election provisions of the Pension Plan of Hercules Incorporated.



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                                  CONFIDENTIAL


         All of the additional benefits payable pursuant to the terms of this Agreement are payable under the Hercules Pension Restoration Plan which is a nonqualified pension plan payable from the assets of Hercules Incorporated.

4. ACCRUED VACATION PAY. Employer shall pay to Employee his earned but not taken plus accrued vacation calculated as of June 30, 2001 in the amount of 54 days, less 5 days taken in 2001, such amount equal to Ninety-Four Thousand Five Hundred Forty dollars and Fifty-Eight cents ($94,540.58), less applicable deductions and withholdings. Employee accepts this payment in full satisfaction for vacation time and hereby acknowledges and agrees that he is not entitled to any additional payment for accrued vacation time.

5. Employee meets the age and severance requirement to be a Pensioner as that term is defined in the Pension Plan of Hercules Incorporated. As such, Employee will be eligible to continue participation in the Health Care Plans applicable to Pensioners and the Hercules Executive Survivor Benefit Plan.

6. DENTAL BENEFIT CONTINUATION. Upon an appropriate triggering event, Employer shall issue to Employee notice of his right to elect continued dental coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). If Employee elects continuation coverage, Employee shall be responsible for paying 100% of the premiums and administrative fees.

7. IMPACT OF SEVERANCE ON OTHER BENEFITS. Except as expressly provided in this Agreement, or pursuant to the terms of benefit plans applicable to Pensioners, both Employee's and his dependents' participation in, coverage by and entitlement to all compensation, fringe benefit and employee benefit programs of Employer shall cease upon the Separation Date. Employer and Employee specifically agree that Employee is, and will remain, eligible for Retiree Medical Coverage as long as it is offered to other pensioners from the same employment status as Employee and remain eligible to participate in the Hercules Executive Survivor Benefit Plan.

         Pursuant to Hercules benefit plan policy applicable to pensioners, Employee is eligible to enroll Employee and his eligible dependents in any of the available Health Care Plans applicable to Pensioners. Under this Policy and as long as it is available to Pensioners, Employee may suspend participation for a period of time and then re-enroll at a later date. Hercules reserves the right to amend, suspend or terminate this Plan at any time.

         Employee, as a participant in the Hercules Executive Survivor Benefit Plan, will maintain coverage applicable to pensioners in the amount of two times final annual salary ($1MM). This is a non-insured benefit and not subject to tax gross-up.



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                                  CONFIDENTIAL


8. COOPERATION FOLLOWING THE SEPARATION DATE. Employee agrees that he will cooperate with any reasonable request of Employer to continue to aid in the transition of his function or to answer questions regarding his functional area following the Separation Date. Employee, prior to June 30, 2001, agrees to list all open projects, accountabilities and unfinished assignments with a description of status.

9. AGREEMENT TO RESIGN BOARD APPOINTMENT. Employee agrees to resign as of the next meeting from all Board assignments applicable to the Company, affiliated Companies or subsidiaries of Hercules.

10. NO ADMISSION. The benefits provided to Employee in this Agreement are not intended to be, and shall not be construed as, any admission of liability by Employer or of any improper conduct on Employer's part, all of which Employer specifically denies.

11.      COMPANY INFORMATION.

                  (a) Employee represents that he has returned or will immediately return to Employer all "Company Information," including, without limitation, customer information, formulary information, product and pricing information, mailing lists, reports, files, memoranda, records and software, credit cards, door and file keys, computer access codes and disks and instructional manuals, and other property which Employee received or prepared or helped prepare in connection with Employee's employment with Employer, and Employee will not retain any copies, duplicates, reproductions or excerpts thereof. The term "Company Information" as used in this Agreement means (i) confidential information of Employer, including without limitation information received from third parties under confidential conditions, and (ii) other information; including technical, business or financial information or trade secrets, the use or disclosure of which might reasonably be construed to be contrary to the interests of Employer or its affiliates.

                  (b) The parties agree that in the course of Employee's employment, Employee has acquired Company Information as defined in paragraph 11(a). Employee understands and agrees that such Company Information has been disclosed to Employee in confidence and for the use only on behalf of Employer. Employee acknowledges that he has no ownership right or interest in any Company Information used or developed during the course of his employment. Employee understands and agrees that (i) Employee will keep such Company Information confidential at all times after his employment with Employer, and (ii) Employee will not make use of Company Information on his own behalf, or on behalf of any third party.

                  (c) Employee further acknowledges that he was privy to confidential and privileged information during the course of his employment in his capacity as Chief Financial Officer and Vice Chairman of the Board of Directors for the Employer.



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                                  CONFIDENTIAL


                  (d) Employee will be permitted to retain the computer and fax machine provided by Hercules and will be disconnected effective July 1, 2001 from Hercules provided internet, intranet and other telephone line connections. In consideration of Hercules transferring such computer and fax equipment to Employee, Employee will cooperate with Hercules to download and transfer to Hercules all files contained therein and erase such files thereupon from the computer.

12. GENERAL RELEASE OF CLAIMS AND COVENANT NOT TO SUE. Employee for himself and his respective heirs, administrators, executors, agents, beneficiaries and assigns, does waive, release and forever discharge Employer (as defined below) of and from any and all Claims (as defined below). Employee agrees not to file a lawsuit to assert any Claim and further agrees that he will not counsel, assist or encourage any other person to assert any rights or demands or causes of action against Employer or to counsel, assist or encourage any other person to seek any damages, penalties, losses, attorneys' fees, costs or expenses against Employer. This release covers all Claims arising from the beginning of time up to and including the date of this Agreement, but does not cover Claims relating to the validity or enforcement of this Agreement, or to Claims for legally mandated benefits and vested benefits under any qualified or non-qualified savings and pension plans or welfare plans in which Employee may have participated or will continue to participate in, or any other rights or claims that may arise after this Agreement is executed.

                  The following provisions further explain this general release and covenant not to sue:

                  (a) DEFINITION OF "CLAIMS". "Claims" includes without limitation all actions or demands of any kind that Employee now has, or may have or claim to have in the future. More specifically, Claims include rights, causes of action, damages, penalties, losses, attorneys' fees, costs, expenses, obligations, agreements, judgments and all other liabilities of any kind or description whatsoever, either in law or in equity, whether known or unknown, suspected or unsuspected.

                  The nature of Claims covered by this release and covenant not to sue includes without limitation all actions or demands in any way based on Employee's employment with Employer, the terms and conditions of such employment or Employee's separation from employment. More specifically, all of the following are among the types of Claims which are waived and barred by this release and covenant not to sue:

         -        Contract Claims (whether express or implied);

         -        Tort Claims, such as for defamation or emotional distress;

         - Claims under federal, state and municipal laws, regulations, ordinance or court decisions of any kind;



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                                  CONFIDENTIAL


         - Claims of discrimination, harassment or retaliation, whether based on race, color, religion, gender, sex, age, sexual orientation, handicap and/or disability, national origin or any other legally protected class;

         - Claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act and similar state statutes and municipal ordinances;

         - Claims under the Employee Retirement Income Security Act, the Fair Labor Standards Act, state wage payment laws and state wage and hour laws;

         -        Claims for wrongful discharge; and

         - Claims for reasonable attorneys' fees, including litigation expenses and costs.

                  Nothing contained in the foregoing portion of this paragraph 12 shall be construed to release Employer, or any insurance carrier providing insurance coverage to Employer or its directors and officers, from any obligation (if any exists) which Employer or such insurance carrier may otherwise have to defend or indemnify Employee in any action, suit or proceeding brought by a third party against Employee based on or arising from Employee's actions as an officer or director of Employer prior to the Separation Date.

                  (b) DEFINITION OF "EMPLOYER". "Employer" includes without limitation Hercules Incorporated and its respective past, present and future parents, affiliates, subsidiaries, divisions, predecessors, successors, assigns, employee benefit plans and trusts. It also includes all past, present and future managers, directors, officers, partners, agents, employees, attorneys, representatives, consultants, associates, fiduciaries, plan sponsors, administrators and trustees of each of the foregoing.

                  (c) EMPLOYEE'S ACKNOWLEDGMENT OF SCOPE OF RELEASE. Employee declares and agrees that any Claims he may have incurred or sustained may not be fully known to him and may be more numerous and more serious than he now believes or expects. Further, in making this Agreement, Employee relies wholly upon his own judgment of the future development, progress and result of said Claims, both known and unknown, and acknowledges that he has not been influenced to any extent whatsoever in the making of this Agreement by any representations or statements regarding said Claims made by individuals or entities who are within the definition of Employer above. Employee further acknowledges that he accepts the terms herein in full settlement and satisfaction of all such Claims.

13. AGREEMENT CONFIDENTIAL. Employee agrees to keep this Agreement and its terms confidential except as may be required to enforce the Agreement or to obtain legal or tax advice.



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                                  CONFIDENTIAL


14. NON-DISPARAGEMENT. Employer and Employee agree that they will not engage in any activity or make any statement that may disparage or reflect negatively on Employer or Employee, including those entities and individuals related to Employer as defined in the Release section of this Agreement.

15. CONSIDERATION PERIOD. Employee acknowledges that he has been provided with a period of twenty-one (21) days to consider the terms of this offer from the date this Agreement first was presented to him on June 15, 2001. Employee agrees that any changes to this offer, whether material or immaterial, will not restart the running of the 21-day period.

                  - Employee agrees to notify Employer of his acceptance of this Agreement by delivering a signed and witnessed copy to Employer, addressed to the attention of Edward V. Carrington, no later than July 6, 2001. Employee understands that he may take the entire 21-day period to consider this Agreement. Employee may return this Agreement in less than the full 21-day period only if his decision to shorten the consideration period is knowing and voluntary and was not induced in any way by Employer.

                  - By signing and returning this Agreement, Employee acknowledges that the consideration period afforded Employee a reasonable period of time to consider fully each and every term of this Agreement, including the release and covenant not to sue, and that Employee has given the terms full and complete consideration.

16. REVOCATION PERIOD. Employee acknowledges that he shall have seven (7) days after signing this Agreement to revoke it if he chooses to do so. If Employee elects to revoke this Agreement, he shall give written notice of revocation to Employer by delivering it to E. V. Carrington in such a manner that it is actually received within the seven-day period.

17. ADVICE TO CONSULT LEGAL REPRESENTATIVE. Employee acknowledges that he has been advised to consult with legal counsel of his choosing, at his own expense, regarding the meaning and binding effect of this Agreement before signing it.

18. KNOWING AND VOLUNTARY AGREEMENT. Employee, intending to be legally bound hereby, certifies and warrants that he has read carefully this Agreement and has executed it voluntarily and with full knowledge and understanding of its significance, meaning and binding effect. Employee further declares that he is competent to understand the content and effect of this Agreement, and that his decision to enter into this Agreement has not been influenced in any way by fraud, duress, coercion, mistake or misleading information.

19. HEADINGS. The headings contained in this Agreement are not a part of the Agreement and are included solely for ease of reference.



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                                  CONFIDENTIAL


20. INTEGRATION AND MODIFICATION. Employee declares and represents that no promise or agreement has been made to him other than those expressed herein. Except as stated herein, this Agreement constitutes the entire agreement of the parties and supersedes all prior understandings, whether oral or written, between them. Any modification of this Agreement must be made in writing and signed by all parties.

21. SEVERABILITY. If any provision of this Agreement is or shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.

22. GOVERNING LAW. Except to the extent any such laws are preempted by Federal law, the parties agree that the terms of this Agreement shall be governed by the laws of Delaware without giving effect to the choice of laws principles of any state, and that either party may pursue its/his respective rights hereunder in any court of competent jurisdiction.

23. Employee has received letter dated June 12, 2001 from R. L. Fluri regarding "Long-Term Incentive Retirement Elections including schedule of "Stock Options - Expiration Dates". These options will continue to be administered pursuant to the terms of the Long-Term Incentive Plan dated April 29, 1999 (copy attached).

                  IN WITNESS WHEREOF, and with the intention of being legally bound, the parties have executed this Agreement on the dates noted below.

                                       AGREED TO AND ACCEPTED

                                        /s/ George MacKenzie
                                       ------------------------------------
                                       George MacKenzie
                                       Date:  June 21, 2001
                                            -------------------------------


                                       HERCULES INCORPORATED


                                       By:  /s/ Edward V. Carrington
                                          ---------------------------------
                                       Title:  Office of the Chairman
                                             ------------------------------
                                       Date:   June 21, 2001
                                            -------------------------------







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